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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-33857, 333-34773, 333-39415, 333-43222,
333-45397, 333-52941, 333-55086, 333-58401, 333-95373) and in the Registration
Statements on Form S-8 (Nos. 333-22197, 333-42024, 333-62389) of Acacia Research Corporation of our report dated February 25, 2002, except as to note 14, which is as of March 27, 2002, relating to the financial statements, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 27, 2002